FOR IMMEDIATE RELEASE - page 1 of 2

Harold's Stores, Inc. Releases Record Profits For
First Quarter Ended May 1, 2004
Net income of $777,000 recorded on comparable store sales increase of 8.6% during the quarter

Dallas, TX - May 25, 2004 - Harold's Stores, Inc. (AMEX symbol: HLD) (the "Company"), a chain of upscale ladies' and men's specialty apparel stores, announced today record profits for the first quarter ended May 1, 2004.

For the first quarter and year-to-date period, the Company reported net income of $777,000 or $0.01 per diluted share ($0.04 per basic share), a record first quarter earnings. This compares to a net loss of $2.2 million, or $0.41 per diluted and basic share in the same period of the previous year. The prior year results included $1.2 million of restructuring expenses associated with store closings.

"Our record first quarter profits were fueled by an 8.6% increase in comparable stores sales and a significant improvement in our gross margins," said Hugh Mullins, President and Chief Executive Officer. "Reported gross margins were over 37% this quarter as compared to 29% in first quarter of last year. This increase was the result of much greater selling at full price and less promotional activity throughout the quarter, as our merchandise content has been very well received by our customers. The increases to gross margin more than offset increased marketing and transitional management expenses."

Mr. Mullins continued, "During the first quarter of 2004, we moved a major sale event conducted during Easter last year from the first quarter to early second quarter. This event offered all merchandise at 20% off, and we felt so strongly about our merchandise offerings that we opted to push it into May and refocus the event solely on clearance merchandise. We intend to utilize a similar strategy for promotional events going forward so our markdown dollars are focused on clearing merchandise during traditional clearance periods."

For the quarter and year-to-date, the Company's total comparable store sales increased 8.6%. Comparable store sales in the full-price retail stores increased 8.6% and outlet store comparable sales increased 8.5%. Net sales for the quarter were $24.2 million, compared to $24.7 million for the same period in the previous year, a decrease of 2.1%. Total sales were nearly the same level as those of last year, despite operating nine fewer stores in 2004 than in 2003 and the movement of a major sale event out of the quarter.

Founded in 1948 and headquartered in Dallas, Texas, Harold's Stores, Inc., currently operates 41 upscale ladies' and men's specialty stores in 19 states. The Company's Houston locations are known as "Harold Powell."

Harold's Stores, Inc., wishes to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking. This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competition, pricing pressure, product demand and market acceptance risks, mergers and acquisitions, reliance on key strategic alliances, the ability to attract and retain key employees, the availability of cash for growth, fluctuations in operating results, ability to continue funding operating losses and other risks detailed from time to time in Harold's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for 2004 to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Harold's Stores, Inc.

Financial Information Contact:
Jodi L. Taylor
Chief Financial Officer
Harold's Stores, Inc.
405-329-4045
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Harold's Earnings Release
Add 1




HAROLD'S STORES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Data)





13 Weeks Ended

May 1,
2004

May 3,
2003




Sales
  $
24,169

  $
24,695




Costs and expenses:



Costs of goods sold (including
occupancy and central buying
expenses, exclusive of items
shown separately below)


15,137



17,521




Selling, general and
administrative expenses
7,258

6,998




Store closing expenses
-

1,168




Depreciation and amortization
782

969




Interest expense
215

228





23,392

26,884




Income (loss) before income taxes
777

(2,189)




(Provision) Benefit for income
taxes
-

-




Net income (loss)
$
777

$
(2,189)




NET INCOME (LOSS) APPLICABLE TO
COMMON
 STOCKHOLDERS:

Net income (loss)



$
777






$
(2,189)




Less:  Preferred stock dividends
and accretion of preferred stock
issuance costs

540


326




Net income (loss) applicable to
common stockholders
$
237

$
(2,515)




Net income (loss) per common share:



Basic
$
0.04

$
(0.41)
Diluted
$
0.01

$
(0.41)




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